EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form F-1 of our report dated March 21, 2013, relating to the financial statements of SuperCom Ltd. appearing in the prospectus, which is part of this Registration Statement. We also consent to the reference to us under the caption “Experts” in such Registration Statement.

/s/ Brightman Almagor Zohar & Co.

Brightman Almagor Zohar & Co.

A member of Deloitte Touche Tohmatsu

Tel Aviv, Israel

July 3, 2013